Exhibit 5.4
                                                                     -----------


                        [Letterhead of McKee Nelson LLP]


                                October 22, 2002


Credit Suisse First Boston
  Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010

         Re: Credit Suisse First Boston Mortgage Securities Corp. Registration Statement on Form S-3
                  ----------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), in connection with a registration statement on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time by one or more trusts in one or more series (each, a "Series") of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement or trust agreement (each, an "Agreement") among the Depositor, a trustee (the "Trustee") and where appropriate, one or more servicers (each, a "Servicer"), each to be identified in the prospectus supplement for such Series of Certificates. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

We have examined copies of the Depositor's Restated Certificate of Incorporation, the Depositor's By-laws, the Prospectus and the related forms of prospectus supplements, the forms of Certificates included in the applicable Agreements and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

  1 When any Agreement relating to a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Depositor and has been duly executed and delivered by the Depositor, the Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

  2   When a Series of Certificates has been duly authorized by all necessary action on the part of the Depositor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment therefore as described in the Registration Statement, such Series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

This opinion pertains only to Certificates offered by the Prospectus and an accompanying prospectus supplement.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the prospectus supplements accompanying the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,

                                    /s/ McKEE NELSON LLP
                                    -----------------------------------
                                    McKEE NELSON LLP



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